Exhibit 99.1




CORRECTING AND REPLACING PRESS RELEASE DATED OCTOBER 28, 2004

PORTLAND, Maine-November 1, 2004--Banknorth Group, Inc. (NYSE:BNK) announced today that Peter Verrill, Chief Operating Officer, and Steve Boyle, Chief Financial Officer, will present at the BancAnalysts Association of Boston Annual Conference at the Langham Hotel in Boston from 1:15 p.m. - 1:55 p.m. on Thursday, November 4, 2004.

A live webcast of the conference will be available at http://www.wsw.com/webcast/baab4/bnk. Shortly after the conference, a replay of the webcast will be available for a period of 60 days from the Investor Relations section of the Banknorth website at http://www.banknorth.com.

At September 30, 2004, Banknorth Group, Inc. headquartered in Portland, Maine had $29.0 billion in assets. Banknorth's banking subsidiary, Banknorth, N.A., operates banking divisions in Connecticut (Banknorth Connecticut); Maine (Peoples Heritage Bank); Massachusetts (Banknorth Massachusetts); New Hampshire (Bank of New Hampshire); New York (Evergreen Bank); and Vermont (Banknorth Vermont). The Company and Banknorth, N.A. also operate subsidiaries and divisions in insurance, money management, merchant services, mortgage banking, government banking and other financial services and offer investment products in association with PrimeVest Financial Services, Inc. The Company's website is at www.banknorth.com.

CONTACT:  Banknorth Group, Inc.
          Jeffrey Nathanson, (207) 761-8517